                                                                    Exhibit 4.22

                    SECOND WAIVER AND CONSENT WITH RESPECT TO
                         POST-PETITION CREDIT AGREEMENT

         This SECOND WAIVER AND CONSENT WITH RESPECT TO POST-PETITION CREDIT
AGREEMENT (this "Waiver") is dated as of January 13, 2003 and entered into by and among KAISER ALUMINUM CORPORATION, a Delaware corporation, as debtor and debtor-in-possession (the "Parent Guarantor"), KAISER ALUMINUM & CHEMICAL
CORPORATION, a Delaware corporation, as debtor and debtor-in-possession (the
"Borrower"), the banks and other financial institutions signatory hereto that are parties as Lenders to the Credit Agreement referred to below (the
"Lenders"), and BANK OF AMERICA, N.A., as administrative agent and collateral agent (in such capacity, the "Agent") for the Lenders.

                                    RECITALS

         WHEREAS, the Parent Guarantor, the Borrower, the Lenders, and the Agent
have entered into that certain Post-Petition Credit Agreement dated as of
February 12, 2002 (as amended to date, the "Credit Agreement"; capitalized terms used in this Waiver without definition shall have the meanings given such terms in the Credit Agreement); and

         WHEREAS, the Borrower has an obligation to make a special liquidity contribution under the Kaiser Aluminum Salaried Retirement Plan in the amount of approximately $15,000,000 on January 15, 2003 (the "Liquidity Contribution");

         WHEREAS, the Borrower has informed the Agent that the Borrower does not intend to pay the Liquidity Contribution when due, which non-payment will lead to the automatic imposition of an unperfected Lien on all of the Controlled
Group members' assets, unless such Lien is stayed or otherwise enjoined or is not enforceable pursuant to the laws of any jurisdiction (the "PBGC Lien");

         WHEREAS, pursuant to Sections 7.4.1(a) and 8.12 of the Credit
Agreement, the Borrower represents and warrants from time to time in connection with Credit Extensions that no contribution failure has occurred sufficient to give rise to a Lien on assets of any Controlled Group member under section
302(e) of ERISA;

         WHEREAS, pursuant to Section 9.2.3 of the Credit Agreement, the Parent
Guarantor, the Borrower and the Borrower's Subsidiaries are all prohibited from creating, incurring, assuming or suffering to exist any Lien upon their assets subject to certain exceptions;

         WHEREAS, pursuant to Section 10.1.2 of the Credit Agreement, the failure of any representation or warranty to be correct in any material respect when made constitutes an Event of Default;

         WHEREAS, pursuant to Section 10.1.4(a) of the Credit Agreement, a breach of Section 9.2.3 of the Credit Agreement constitutes an Event of Default;

         WHEREAS, pursuant to Section 10.1.8 of the Credit Agreement, a contribution failure with respect to any Pension Plan sufficient to give rise to a Lien against assets of any Controlled Group member under Section 302(f) of
ERISA in excess of $1,000,000 constitutes an Event of Default;

         WHEREAS, the failure of the Borrower to make the Liquidity Contribution and the resulting PBGC Lien will constitute (a) an Event of Default under
Section 10.1.2 as a result of the failure of the representation and warranty contained in Section 8.12 of the Credit Agreement to be true when deemed made in connection with any future Credit Extension, (b) after the applicable cure period, an Event of Default under Section 10.1.4(a) of the Credit Agreement as a result of the breach of Section 9.2.3 of the Credit Agreement and (c) after the applicable cure period, an Event of Default under Section 10.1.8 of the Credit
Agreement (the "PBGC Events of Default");

         WHEREAS, the Borrower has requested that the Agent and the Lenders waive the PBGC Events of Default;

         WHEREAS, the Agent and the Lenders have agreed to the aforementioned requested waiver, subject to the terms and conditions herein; and

         WHEREAS, the Borrower, the Agent and the Lenders contemplate that an amendment to the Credit Agreement will be entered into by the parties thereto in the near future in order to incorporate the modifications effected hereby on a more permanent basis in the Credit Agreement (provided, however, that nothing set forth herein shall in any way be deemed an agreement by the Agent or the
Lenders to enter into any such amendment or waive any of Borrower's or any other
Obligor's obligations, covenants or agreements under the Credit Agreement or any other Loan Document except for the period and on the terms and conditions expressly set forth herein);

         NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:

         Section 1 WAIVER. The Agent and the Lenders waive the PBGC Events of
Default, but only with respect to the failure to make the Liquidity Contribution on January 15, 2003 and the PBGC Lien arising as a result of the failure to make such payment and not with respect to the failure to make any other contribution or any Lien on assets of any Controlled Group member under Section 302(f) of
ERISA or otherwise arising from the failure of Borrower or any member of the
Controlled Group to make any other contribution; provided, however, that (a)
Kaiser Jamaica Corporation, Alpart Jamaica Inc., Kaiser Bauxite Corporation,
Kaiser Center Properties, KAE Trading, Inc. and Kaiser Export Company (the
"Proposed New Domestic Debtors"), and Kaiser Aluminum & Chemical of Canada
Limited, Kaiser Aluminum & Chemical Canada Investment Limited and Texada
Mines, Ltd. (the "Proposed New Canadian Debtors") shall have all filed chapter
11 cases on or prior to January 14, 2003, (b) as of the Petition Date, there shall not have existed in favor of the PBGC or the IRS any perfected Liens or other Liens that may be perfected on or after the Petition Date against any of the assets of any of the Debtors, and (c) as of January 14, 2003, there shall not exist in favor of the PBGC or the IRS any perfected Liens or other Liens that may be perfected on or after January 14, 2003 against any of the assets of any of the Proposed New Domestic Debtors or Proposed New Canadian Debtors. The
foregoing waiver shall be null and void and an Event of Default shall be deemed to immediately occur on March 31, 2003 unless, on or prior to such date, all of the Proposed New Domestic Debtors shall have become unsecured guarantors of the
Obligations and, to the extent such superpriority claims do not already exist in favor of the Agent and the Lenders, the Bankruptcy Court shall have entered an order granting Agent and the Lenders superpriority claims against the Proposed
New Domestic Debtors under section 364(c)(1) of the Bankruptcy Code, subject only to the Carve Out.

         Section 2 COSTS AND EXPENSES. As provided in Section 12.3 of the Credit
Agreement, the Borrower agrees to reimburse the Agent for all fees, costs and expenses, including the reasonable fees and out-of-pocket expenses of counsel or other advisors for advice, assistance, or other representation incurred in connection with this Waiver.

         Section 3 REPRESENTATIONS AND WARRANTIES OF PARENT GUARANTOR AND THE
BORROWER. Each of the Parent Guarantor and the Borrower represents and warrants to each Lender and the Agent that the following statements are true, correct and complete:

         A. POWER AND AUTHORITY. Each of the Parent Guarantor, Borrower and each other Obligor has all corporate or other organizational power and authority to enter into this Waiver and, as applicable, the Consent of Guarantors attached hereto (the "Guarantor Consent"), and to carry out the transactions contemplated by, and to perform its obligations under or in respect of, the Credit Agreement, after giving effect to this Waiver.

         B. DUE AUTHORIZATION, NON-CONTRAVENTION. The execution, delivery and performance by the applicable Obligor of this Waiver and the Guarantor Consent and the performance of the obligations of each Obligor under or in respect of the Credit Agreement (after giving effect to this Waiver and the Guarantor
Consent) have been duly authorized by all necessary corporate or other organizational action, and do not (a) contravene such Obligor's Organic
Documents, (b) contravene any contractual restriction entered into after the
Petition Date where such a contravention has a reasonable possibility of having a Materially Adverse Effect, or contravene any law or governmental regulation or court order binding on or affecting such Obligor, or (c) result in, or require the creation or imposition of, any Lien on any of such Obligor's properties.

         C. EXECUTION, DELIVERY AND ENFORCEABILITY. This Waiver and the
Guarantor Consent have been duly executed and delivered by each Obligor which is a party hereto or thereto and each constitutes the legal, valid and binding obligation of such Obligor, enforceable in accordance with its respective terms.

         D. NO DEFAULT OR EVENT OF DEFAULT. After giving effect to this Waiver and the Guarantor Consent, no event has occurred and is continuing or will result from the execution and delivery of this Waiver and the Guarantor Consent that would constitute a Default or an Event of Default.

         E. REPRESENTATIONS AND WARRANTIES. After giving effect to this Waiver and the Guarantor Consent, each of the representations and warranties contained in the Loan Documents is and will be true and correct in all material respects on and as of the date hereof and as of the effective date of this Waiver, except to the extent that such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects as of such earlier date.

         Section 4 CONDITIONS TO EFFECTIVENESS OF THIS WAIVER. This Waiver shall be effective only if and when signed by, and when counterparts hereof shall have been delivered to the Agent (by hand delivery, mail or telecopy) by, the Parent
Guarantor, the Borrower and the Required Lenders, and counterparts of the
Guarantor Consent have been delivered to the Agent by the Parent Guarantor and each Subsidiary Guarantor.

         Section 5 EFFECT OF WAIVER; RATIFICATION. This Waiver is a Loan
Document. From and after the date on which this Waiver becomes effective, all references in the Loan Documents to the Credit Agreement shall mean the Credit
Agreement after giving effect to this Waiver. Failure of the Borrower to comply with the covenants and agreements in Section 1 hereof shall constitute an Event of Default under the Credit Agreement. Except as expressly waived hereby, the
Credit Agreement and the other Loan Documents, including the Liens granted thereunder, shall remain in full force and effect, and all terms and provisions thereof are hereby ratified and confirmed. Each of the Parent Guarantor and the
Borrower confirms that, after giving effect to this Waiver, each of the Loan
Documents is in full force and effect.

         Section 6 APPLICABLE LAW. THE VALIDITY, INTERPRETATIONS AND ENFORCEMENT
OF THIS WAIVER AND ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS WAIVER,
WHETHER SOUNDING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE GOVERNED BY
THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK; PROVIDED THAT THE
AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         Section 7 COMPLETE AGREEMENT. This Waiver sets forth the complete agreement of the parties in respect of any waiver to any of the provisions of any Loan Document. Except as expressly set forth in Section 1 above, the execution, delivery and effectiveness of this Waiver does not constitute a waiver of any Default or Event of Default, amend or modify any provision of any
Loan Document or constitute a course of dealing or any other basis for altering the Obligations of any Obligor.

         Section 8 CAPTIONS; COUNTERPARTS. The catchlines and captions herein are intended solely for convenience of reference and shall not be used to interpret or construe the provisions hereof. This Waiver may be executed by one or more of the parties to this Waiver on any number of separate counterparts
(including by telecopy), all of which taken together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, each of the undersigned has duly executed this
Second Waiver with Respect to Post-Petition Credit Agreement as of the date set forth above.

"PARENT GUARANTOR"                   KAISER ALUMINUM CORPORATION

                                     By:   /s/ David A. Cheadle
                                     Name:     David A. Cheadle
                                     Title:    Assistant Treasurer

"BORROWER"                           KAISER ALUMINUM & CHEMICAL CORPORATION

                                     By:   /s/ David A. Cheadle
                                     Name:     David A. Cheadle
                                     Title:    Assistant Treasurer

                                     BANK OF AMERICA, N.A.,
                                     as the Agent and a Lender

                                     By:   /s/ Robert M. Dalton
                                     Name:     Robert M. Dalton
                                     Title:    Vice President

                                     GENERAL ELECTRIC CAPITAL
                                     CORPORATION, as a Lender

                                     By:   /s/ John L. Dale
                                     Name:     John L. Dale
                                     Title:    Duly Authorized Signatory

                                     FOOTHILL CAPITAL CORPORATION,
                                     as a Lender

                                     By:   /s/ E Kim
                                     Name:     Eunnie Kim
                                     Title:    Assistant Vice President

                                     THE CIT GROUP/BUSINESS CREDIT, INC.,
                                     as a Lender

                                     By:   /s/ Grant Weiss
                                     Name:     Grant Weiss
                                     Title:    Vice President

                                     MERRILL LYNCH BUSINESS FINANCIAL SERVICES
                                     INC., as a Lender

                                     By:   /s/ Michele Kovatchis
                                     Name:     Michele Kovatchis
                                     Title:    Director

                                     PNC BANK, NATIONAL ASSOCIATION,
                                     as a Lender

                                     By:   /s/ Sandra Sha Kenyon
                                     Name:     Sandra Sha Kenyon
                                     Title:    Vice President

                                     GMAC BUSINESS CREDIT, LLC,
                                     as a Lender

                                     By:   /s/ Thomas Brent
                                     Name:     Thomas Brent
                                     Title:    Vice President

                                     THE PROVIDENT BANK,
                                     as a Lender

                                     By:   /s/ Mary Sue Wolfer
                                     Name:     Mary Sue Wolfer
                                     Title:    Credit Officer

                              CONSENT OF GUARANTORS

Each of the undersigned is a Guarantor of the Obligations of the Borrower under the Credit Agreement and each other Loan Document and hereby (a) consents to the foregoing Waiver, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Waiver, the obligations of each of the undersigned
Guarantors are not impaired or affected and the Parent Guaranty and the
Subsidiary Guaranty continue in full force and effect, and (c) ratifies the
Parent Guaranty or the Subsidiary Guaranty, as applicable, and each of the Loan
Documents to which it is a party and further ratifies the Security Interests granted by it to the Agent for its benefit and the benefit of the Secured
Parties.

         IN WITNESS WHEREOF, each of the undersigned has executed and delivered this CONSENT OF GUARANTORS as of the date first set forth above.

                                     AKRON HOLDING CORPORATION

                                     By    /s/ David A. Cheadle
                                               David A. Cheadle
                                     Title:    Assistant Treasurer

                                     ALPART JAMAICA INC.

                                     By    /s/ David A. Cheadle
                                               David A. Cheadle
                                     Title:    Assistant Treasurer

                                     KAISER ALUMINA AUSTRALIA CORPORATION

                                     By    /s/ David A. Cheadle
                                               David A. Cheadle
                                     Title:    Assistant Treasurer

                                     KAISER BELLWOOD CORPORATION

                                     By    /s/ David A. Cheadle
                                               David A. Cheadle
                                     Title:    Assistant Treasurer

                                     KAISER ALUMINUM & CHEMICAL INVESTMENT,  INC.

                                     By    /s/ David A. Cheadle
                                               David A. Cheadle
                                     Title:    Assistant Treasurer

                                     KAISER ALUMINIUM INTERNATIONAL, INC.

                                     By    /s/ David A. Cheadle
                                               David A. Cheadle
                                     Title:    Assistant Treasurer

                                     KAISER ALUMINUM PROPERTIES, INC.

                                     By    /s/ David A. Cheadle
                                               David A. Cheadle
                                     Title:    Assistant Treasurer

                                     KAISER ALUMINUM TECHNICAL
                                     SERVICES, INC.

                                     By    /s/ David A. Cheadle
                                               David A. Cheadle
                                     Title:    Assistant Treasurer

                                     KAISER FINANCE CORPORATION

                                     By    /s/ David A. Cheadle
                                               David A. Cheadle
                                     Title:    Assistant Treasurer

                                     KAISER JAMAICA CORPORATION

                                     By    /s/ David A. Cheadle
                                               David A. Cheadle
                                     Title:    Assistant Treasurer

                                     KAISER MICROMILL HOLDINGS, LLC

                                     By    /s/ David A. Cheadle
                                               David A. Cheadle
                                     Title:    Assistant Treasurer

                                     KAISER SIERRA MICROMILLS, LLC

                                     By    /s/ David A. Cheadle
                                               David A. Cheadle
                                     Title:    Assistant Treasurer

                                     KAISER TEXAS SIERRA MICROMILLS, LLC

                                     By    /s/ David A. Cheadle
                                               David A. Cheadle
                                     Title:    Assistant Treasurer

                                     KAISER TEXAS MICROMILL HOLDINGS, LLC

                                     By    /s/ David A. Cheadle
                                               David A. Cheadle
                                     Title:    Assistant Treasurer

                                     OXNARD FORGE DIE COMPANY, INC.

                                     By    /s/ David A. Cheadle
                                               David A. Cheadle
                                     Title:    Assistant Treasurer

                                     KAISER ALUMINUM CORPORATION

                                     By    /s/ David A. Cheadle
                                               David A. Cheadle
                                     Title:    Assistant Treasurer